Exhibit 99.1
Gossamer Bio Announces Fourth Quarter and Full-Year 2024 Financial Results and Provides Business Update

- PROSERA Phase 3 in PAH on Track for Topline Data Readout in Fourth Quarter of 2025 -
- Registrational Phase 3 in PH-ILD Expected to Commence in Second Half of 2025 -
- Seralutinib Receives Orphan Drug Designation for PAH in Japan -
- Cash, cash equivalents and marketable securities totaled $295 million at year-end 2024 -
SAN DIEGO — (BUSINESS WIRE) — March 13, 2025 — Gossamer Bio, Inc. (Nasdaq: GOSS), a late-stage, clinical biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced its financial results for the fourth quarter and year ended December 31, 2024, and provided a business update.
“As we close the book on 2024 and embrace the promise of 2025, I am both humbled and energized by the remarkable progress that Gossamer has made in its mission to improve the lives of pulmonary hypertension patients,” said Faheem Hasnain, Chairman, Co-Founder and CEO of Gossamer Bio.
“Rationally designed to target pathways of abnormal cellular proliferation, inflammation and fibrosis in pulmonary hypertension, we believe that seralutinib, which is currently being studied in the registrational PROSERA Study in PAH, has the potential to reshape the treatment paradigm."
"Our confidence in seralutinib is such that we expect to activate clinical sites for our second registrational Phase 3 study, in PH-ILD patients, in the second half of this year. And beyond PAH and PH-ILD, there are additional indications of high unmet need for which we believe seralutinib holds the potential to improve patients’ lives. But despite the opportunities that lie ahead of seralutinib, the Gossamer team remains intensely focused on execution of the PROSERA Study to ensure topline results by end of the year.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor
•Enrollment is ongoing in the PROSERA Study, a global registrational Phase 3 clinical trial in patients with WHO Functional Class II and III PAH. The primary endpoint is change in six-minute walk distance (6MWD) from baseline at week 24. Topline results from the PROSERA Study are expected in the fourth quarter of 2025.
• We expect to activate clinical sites for a registrational Phase 3 PH-ILD clinical trial in the second half of 2025. The planned Phase 3 study will be a randomized, double-blind, placebo-controlled, global clinical trial in PH-ILD patients.

•    On January 31st, Japan’s Ministry of Health, Labour and Welfare (MHLW), granted seralutinib Orphan Drug Designation for the treatment of PAH. Previously, the Pharmaceuticals and Medical Devices Agency of Japan (PMDA), allowed inclusion of Japanese clinical trial sites in the ongoing Phase 3 PROSERA Study. Subject to final clinical trial results, PROSERA could form the basis of a marketing application in Japan.
•    One oral presentation and three posters related to seralutinib were presented at the Pulmonary Vascular Research Institute (PVRI) 2025 Annual Congress that took place January 29th through February 1st in Rio de Janeiro, Brazil. Posters linked below:
o    Preclinical Models Support the Synergistic Potential of Seralutinib and Sotatercept in Treating Pulmonary Arterial Hypertension | Link: https://goss.bio/4h0uBJi
o    Sustained Benefit with Seralutinib Treatment: A Post-Hoc Analysis of the TORREY Open-Label Extension | Link: https://goss.bio/3CmVuYu
o    Sustained Effect of Seralutinib on Circulating Biomarkers in the TORREY Phase 2 Open-Label Extension Study | Link: https://goss.bio/42aKKqQ
Financial Results for Quarter and Full Year Ended December 31, 2024
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of December 31, 2024, were $294.5 million. As a result, we expect our current cash, cash equivalents and marketable securities will be sufficient to fund operating and capital expenditures into the first half of 2027.
•Research and Development (R&D) Expenses: For the quarter ended December 31, 2024, R&D expenses were $36.1 million compared to R&D expenses of $30.0 million for the same period in 2023. R&D expenses for the full year ended December 31, 2024, were $138.5 million compared to $135.3 million for the full year ended December 31, 2023.
•General and Administrative (G&A) Expenses: For the quarter ended December 31, 2024, G&A expenses were $9.4 million compared to $9.1 million for the same period in 2023. G&A expenses for the full year ended December 31, 2024, were $36.1 million compared to $38.5 million for the full year ended December 31, 2023.
•Net Loss: Net loss for the three months ended December 31, 2024, was $33.0 million, or $0.15 per share, compared to a net loss of $48.1 million, or $0.21 per share, for the same period in 2023. Net loss for the full year ended December 31, 2024, was $56.5 million, or $0.25 per share compared to a net loss of $179.8 million, or $1.18 per share, for the full year ended December 31, 2023.

About Gossamer Bio
Gossamer Bio is a late-stage, clinical biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of a data readout from our Phase 3 PROSERA Study; the development and market potential of seralutinib; the anticipated timing on commencing a Phase 3 clinical trial in PH-ILD; expectations on developing seralutinib for additional indications; the ability to file a commercial marketing application in Japan pending clinical data; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from unexpected events, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

GOSSAMER BIO, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENT DATA
(UNAUDITED; IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Year ended December 31,
STATEMENTS OF OPERATIONS DATA:	2024	2023	2024	2023
Revenue:
Revenue from sale of licenses	$1,931	$—	$90,682	$—
Revenue from contracts with collaborators	7,448	—	24,019	—
Total revenue	9,379	—	114,701	—
Operating expenses:
Research and development	$36,112	$29,970	$138,487	$135,304
In process research and development	—	10,000	—	10,000
General and administrative	9,395	9,057	36,133	38,455
Total operating expenses	45,507	49,027	174,620	183,759
Loss from operations	(36,128)	(49,027)	(59,919)	(183,759)
Other income (expense)
Interest income	(744)	310	1,779	1,997
Interest expense	(2,738)	(3,239)	(11,517)	(13,511)
Other income, net	4,171	3,808	14,022	15,456
Total other income, net	689	879	4,284	3,942
Loss before provision (benefit) for income taxes	(35,439)	(48,148)	(55,635)	(179,817)
Provision (benefit) for income taxes	(2,410)	—	893	—
Net loss	$(33,029)	$(48,148)	$(56,528)	$(179,817)
Net loss per share, basic and diluted	$(0.15)	$(0.21)	$(0.25)	$(1.18)
Weighted average common shares outstanding, basic and diluted	226,604,138	225,409,315	226,228,016	152,621,669

BALANCE SHEET DATA:	December 31, 2024	December 31, 2023
Cash, cash equivalents, and marketable securities	$294,518	$296,425
Working capital	264,878	254,921
Total assets	315,292	311,916
Total liabilities	285,800	249,147
Accumulated deficit	(1,268,568)	(1,212,040)
Total stockholders' equity	29,492	62,769

For Investors and Media:
Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com